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                                  Exhibit 23

              Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-52285) of Alco Standard Corporation and in the related Prospectus of our report dated October 17, 1994, with respect to the consolidated financial statements and schedules of Alco Standard Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1994 (as amended by the 10-K/A filed November 30, 1995).


                                                            ERNST & YOUNG LLP



November 29, 1994